SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

LAKELAND BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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LAKELAND BANCORP, INC.

250 OAK RIDGE ROAD

OAK RIDGE, NEW JERSEY 07438

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 9, 2012

Notice is hereby given that the Annual Meeting of Shareholders of Lakeland Bancorp, Inc. will be held at the Grand Chalet, 1377 Route 23 South, Wayne, New Jersey 07470 on Wednesday, May 9, 2012 at 5:00 p.m. for the following purposes:

1.	To elect four directors for three year terms.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012.

3.	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement.

4.	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.

5.	To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

In accordance with the Bylaws of Lakeland Bancorp, Inc., the close of business on March 29, 2012, has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

Enclosed are the proxy statement and a form of proxy. You will also be receiving an annual report. You are cordially invited to attend this meeting. It is important that your shares be represented, regardless of the number you own. Whether or not you plan to attend the meeting, please return the proxy, duly signed, as promptly as possible, in the envelope provided to you, or vote by telephone or via the Internet, as described in the proxy statement.

By Order of the Board of Directors

TIMOTHY J. MATTESON

SECRETARY

Oak Ridge, New Jersey

April 9, 2012

LAKELAND BANCORP, INC.

PROXY STATEMENT

Annual Meeting of Shareholders: May 9, 2012

Approximate Mailing Date: April 9, 2012

SOLICITATION OF PROXY

General

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF LAKELAND BANCORP, INC. (hereinafter called “Lakeland” or the “Company”) for use in connection with the Annual Meeting of Shareholders to be held at the Grand Chalet, 1377 Route 23 South, Wayne, New Jersey 07470 on Wednesday, May 9, 2012 at 5:00 p.m., and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the enclosed notice of such meeting and are more fully discussed below.

Only shareholders of record at the close of business on March 29, 2012, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. If the enclosed proxy is properly executed and returned to Lakeland and not revoked before its exercise, all shares represented thereby will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted in favor of the Board’s nominees for election to the Board, in favor of Proposals 2 (ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012) and 3 (non-binding approval of the compensation of the Company’s executives as described in this proxy statement), and with respect to Proposal 4, in favor of the Company holding an annual advisory vote on executive compensation. The proxy will enable you to assure that your shares are voted and to aid in securing a quorum at the annual meeting.

In order to reduce the number of annual reports being sent to one address, only one annual report is being delivered to multiple security holders sharing an address unless Lakeland has received contrary instructions from one or more of the security holders. This is called “householding”. Lakeland will deliver a separate copy of the annual report to any security holder who requests a copy in writing or by telephone. If you wish to receive a separate copy of the 2011 annual report, or if you wish to receive a separate copy of future annual reports, please contact Mr. Harry Cooper at Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (toll-free telephone 866-284-1291). If you are currently receiving multiple copies of the annual report at the same address, and wish to have one annual report sent to multiple security holders sharing that address in the future, please contact Mr. Cooper at the above address and telephone number.

The entire cost of this solicitation will be borne by Lakeland. Officers and regular employees of Lakeland may also, but without additional compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or e-mail. Lakeland will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

All share information, including stock option information, contained in this proxy statement has been adjusted to reflect Lakeland’s previously effectuated 5% stock dividends, including the 5% stock dividend distributed on February 16, 2011 to shareholders of record on January 31, 2011. Such share information has not been adjusted, however, to reflect Lakeland’s recently declared 5% stock dividend, payable on April 16, 2012 to shareholders of record at the close of business March 30, 2012.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on May 9, 2012: This proxy statement and our 2011 annual report are available at www.lakelandbank.com.

Voting your Shares

Lakeland shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. If you vote by proxy card but make no specification on your proxy card that you have otherwise properly executed, your shares will be voted FOR the election of the Board’s nominees for director, FOR Proposals 2 and 3 and with respect to Proposal 4, FOR approval of an annual advisory vote on executive compensation.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Lakeland, use a touch-tone telephone to call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Lakeland, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, the voting form your broker or other nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Lakeland is 11:59 p.m., local time, on May 8, 2012. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker or other nominee for information about the deadline for voting by telephone or through the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Changing your Vote

You will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). Please note, however, that if you vote by the Internet, the maximum number of times that you can access the website using any one control number is limited to five times per day.

Any Lakeland shareholder may revoke a proxy at any time before or at the Annual Meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the Annual Meeting to Timothy J. Matteson, Corporate Secretary of Lakeland; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Lakeland shareholder should send any written notice of revocation or subsequent proxy card to Lakeland Bancorp, Inc., Attention: Timothy J. Matteson, Corporate Secretary, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or hand deliver the notice of revocation or subsequent proxy card to Mr. Matteson before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Required Vote

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Provided that a quorum is present, directors will be elected by a plurality vote (there is no right to vote stock cumulatively) and approval of Proposals 2 and 3 will require the affirmative vote of a majority of the votes cast with respect to each such proposal. With respect to Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” (or, with respect to Proposal 4, every one year, every two years or every three years) are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. The election of directors and votes on executive compensation matters are not considered “routine” matters.

CAPITAL STOCK OUTSTANDING

At the close of business on March 29, 2012, there were 25,678,882 shares of Lakeland’s common stock, no par value (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share will be entitled to one vote on all matters properly coming before the meeting.

Lakeland’s management is not aware of any individual or entity that owned of record or beneficially more than five percent of the outstanding voting securities of Lakeland as of the record date, other than BlackRock, Inc. The following table provides information regarding the beneficial ownership of Lakeland’s Common Stock by BlackRock, Inc.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.
40 East 52nd Street New York, NY 10022	1,351,548	(1)	5.29%

(1)	Pursuant to a filing made by BlackRock, Inc. with the Securities and Exchange Commission on February 13, 2012, BlackRock, Inc., a parent holding company or control person, beneficially owned 1,351,548 shares, or 5.29%, of Lakeland’s Common Stock. The filing identified the following subsidiaries of BlackRock, Inc. as having acquired the shares being reported: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Investment Management, LLC, BlackRock Advisors, LLC and BlackRock Asset Management Canada Limited.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the four persons named in Table I below to serve for three year terms and thereafter until their successors shall have been duly elected and shall have qualified. Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director of the Company if elected. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

Table I sets forth the names and ages of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Lakeland, the period during which each such person has served on Lakeland’s Board of Directors, the expiration of their respective terms, the principal occupations and employment of each such person during the past five years, and the number of shares of Lakeland Common Stock which they beneficially owned as of February 1, 2012. Except as otherwise indicated, Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of February 1, 2012. Shares covered by stock options are included in the tables below only to the extent that such options may be exercised by April 1, 2012.

All of the persons named in both tables have been directors of Lakeland and Lakeland Bank for at least five years, except as follows: (a) Mr. McCracken and Ms. Hendershot were appointed to the Lakeland Bank Board on August 13, 2008, (b) Bruce D. Bohuny was appointed to the Boards of Lakeland and Lakeland Bank on July 11, 2007, (c) Thomas J. Shara was appointed to the Boards of Lakeland and Lakeland Bank on April 2, 2008 and (d) Mr. Flynn was appointed to the Boards of Lakeland and Lakeland Bank on June 9, 2010.

For a description of the attributes of each director that the Board considered in determining that such director should serve on the Company’s Board, see “Board Qualifications” below.

TABLE I

NOMINEES FOR ELECTION AS DIRECTORS

				SHARES BENEFICIALLY OWNED AS OF February 1, 2012
NAME AND AGE	DIRECTOR SINCE	EXPIRATION OF TERM IF ELECTED	BUSINESS EXPERIENCE	NUMBER OF SHARES	PERCENT OF CLASS
Bruce D. Bohuny Age 43	2007	2015	President, Brooks Ltd. Builders, Franklin Lakes, NJ (10/1993 to present) (construction company)	71,139(a)	.3%

Mary Ann Deacon Age 60	1995	2015	Chairman, Lakeland Bancorp, Inc. and Lakeland Bank (5/24/11 to present); Vice Chairman, Lakeland Bancorp, Inc. and Lakeland Bank (1/14/10 to 5/23/2011); Secretary/Treasurer of Deacon Homes, Inc. (1980 to present) (real estate development), Sparta, NJ	340,567(b)	1.3%

				SHARES BENEFICIALLY OWNED AS OF February 1, 2012
NAME AND AGE	DIRECTOR SINCE	EXPIRATION OF TERM IF ELECTED	BUSINESS EXPERIENCE	NUMBER OF SHARES	PERCENT OF CLASS

Joseph P. O’Dowd Age 65	1998	2015	President and Owner of O’Dowd Advertising of Montville, NJ (4/14/82 to present); partner of O’Dowd Associates (real estate holding company) (7/1/86 to present) and O’Dowd Realty (7/1/86 to present)	54,741(c)	.2%

Brian Flynn Age 52	June 9, 2010	2015	Partner, O’Connor Davies Munns & Dobbins, LLP in Paramus, NJ (1981 to present); Director, TD Bank, N.A. (formerly TD Banknorth, N.A.) and TD Banknorth, Inc. and Member of Audit Committee (February 2006 to February 2007); Director and Member of Audit Committee, Hudson United Bancorp and Hudson United Bank (January 2004 to January 2006)	27,501(d)	.1%

TABLE II

CONTINUING DIRECTORS

				SHARES BENEFICIALLY OWNED AS OF February 1, 2012
NAME AND AGE	DIRECTOR SINCE	EXPIRATION OF TERM	BUSINESS EXPERIENCE	NUMBER OF SHARES	PERCENT OF CLASS
Robert E. McCracken Age 54	2004	2013	Sole managing member and owner (11/98 to present), REM, LLC (a real estate and investment company), Newton, NJ; owner/manager (1/00 to present), Wood Funeral Home, Branchville, NJ; owner/ manager (10/90 to present), Smith-McCracken Funeral Home, Newton, NJ	137,463(e)	.5%

				SHARES BENEFICIALLY OWNED AS OF February 1, 2012
NAME AND AGE	DIRECTOR SINCE	EXPIRATION OF TERM	BUSINESS EXPERIENCE	NUMBER OF SHARES	PERCENT OF CLASS

Thomas J. Shara Age 54	April 2, 2008	2013	President and CEO, Lakeland Bancorp, Inc. and Lakeland Bank (4/2/08 to present); President and Chief Credit Officer (5/07 to 4/1/08) and Executive Vice President and Senior Commercial Banking Officer (2/06 to 5/07), TD Banknorth, N.A.’s Mid-Atlantic Division; Executive Vice President and Senior Loan Officer, Hudson United Bancorp and Hudson United Bank (prior years to 2/06)	143,528(f)	.6%

Stephen R. Tilton, Sr. Age 66	2001	2013	Chairman, Tilton Automotive LLC (5/08 to present); Chairman and Chief Executive Officer, Tilton Securities LLC, Upper Montclair, NJ (investment trader) (10/98 to present); Chairman and Chief Executive Officer, Chaumont Holdings, Inc. (real estate holding company) (9/92 to present); Chairman and Chief Executive Officer, Fletcher Holdings, LLC (commercial real estate company) (10/98 to present)	727,723(g)	2.8%

Roger Bosma Age 69	1999	2014	President and CEO, Lakeland Bancorp, Inc. (6/1/99 to 4/2/08); President and CEO, Lakeland Bank (1/1/02 to 4/2/08)	132,891(h)	.5%

				SHARES BENEFICIALLY OWNED AS OF February 1, 2012
NAME AND AGE	DIRECTOR SINCE	EXPIRATION OF TERM	BUSINESS EXPERIENCE	NUMBER OF SHARES	PERCENT OF CLASS

Mark J. Fredericks Age 51	1994	2014	President of Fredericks Fuel & Heating Service, Oak Ridge, NJ (1/1/02 to present); President of Keil Oil Company, Riverdale, NJ (1986 to present)	459,582(i)	1.8%

Janeth C. Hendershot Age 57	2004	2014	Global Project Team Lead, Munich Re Group (prior to 2/1/10); Insurance Company Operations General Manager, Senior Vice President, Munich-American Risk Partners at Munich Reinsurance America, Inc. (prior to 12/1/06); President, Exchange Insurance Company and Regional Vice President at Selective Insurance Group (prior to 10/1/97)	85,003(j)	.3%

Robert B. Nicholson, III Age 47	2003	2014	President and Chief Executive Officer, Eastern Propane Corporation (1988 to present); President and Chief Executive Officer, Eastern Propane Energy Corporation (1993 to present); General Partner, Eastern Properties, L.P. (1999 to present); Managing Member, East Coast Development Associates, LLC (2004 to present); President and CEO, Landmark America Corporation (1988 to present)	108,872(k)	.4%

Included in the amounts beneficially owned listed in the tables, the directors of Lakeland held the following interests:

(a)	Includes 15,536 shares held by the Bohuny Family LLC of which Mr. Bohuny is a passive member; 335 shares held by Mr. Bohuny’s wife; 1,383 shares held by Mr. Bohuny as custodian for his children; and 27,562 shares issuable upon the exercise of stock options.

(b)	Includes 17,176 shares held in the name of Mary Ann Deacon’s husband; 217,677 shares held in the name of the Philip Deacon Limited Partnership; and 87,236 shares held by the Deacon Home Inc. Profit Sharing Plan of which Ms. Deacon is a trustee.
(c)	Includes 52,692 shares owned jointly by Mr. O’Dowd and his wife.
(d)	Includes 11,500 shares issuable upon the exercise of stock options.
(e)	Includes 32 shares owned jointly by Mr. McCracken and his wife; 3,475 shares held as custodian for his children; 66,196 shares held by REM, LLC of which Mr. McCracken is sole managing member; 13,175 shares held by the McCracken Family Trust, of which Mr. McCracken is a co-trustee; 8,947 held in the Shirley McCracken Irrevocable Trust, of which Mr. McCracken is a Trustee; and 30,387 shares issuable upon the exercise of stock options.
(f)	Includes 82,582 shares owned jointly by Mr. Shara and his wife; 1,625 shares held as custodian for his son; 642 shares held by a family partnership of which Mr. Shara and his wife are general partners or trustees; and 55,579 shares subject to restricted stock awards that have not yet vested. These 55,579 shares vest as follows: 15,750 shares vest on December 1, 2012; 21,150 shares vest 9,517 on January 25, 2013, 9,517 on January 25, 2014, and the remaining 2,116 on January 25, 2016; and 18,679 shares vest 45% on January 30, 2014, 45% on January 30, 2015 and the remaining 10% on January 30, 2017. All of these restricted shares may be voted, unless forfeited.
(g)	Includes 28,729 shares held by Mr. Tilton’s wife; 3,188 shares held by Chaumont Holdings, Inc. of which Mr. Tilton is Chairman and Chief Executive Officer; and 50,067 shares held by the Tilton Securities LLC Profit Sharing Plan of which Mr. Tilton is the beneficiary.
(h)	Includes 49,933 shares held jointly by Mr. Bosma and his wife; and 21,000 shares issuable upon the exercise of stock options.
(i)	Includes 45,610 shares owned by Mr. Fredericks’ wife; 158,480 shares held by Mark J. Fredericks as custodian for his children; 35,456 shares held by Mark J. Fredericks as Trustee of the Keil Oil Employee Profit Sharing Plan; 30,854 shares held by Mark J. Fredericks as Trustee for the Fredericks Fuel & Heating Service Profit Sharing Plan; and 21,330 shares held by Fredericks Fuel & Heating Service of which Mark Fredericks is President.
(j)	Includes 30,387 shares issuable upon the exercise of stock options.
(k)	Includes 30,387 shares issuable upon the exercise of stock options.

Stock Ownership Guidelines for Directors

Although the Company’s by-laws provide that the minimum value of Company stock to be held by directors is $1,000, during 2010, the Board adopted Corporate Guidelines which established a goal that directors own or otherwise control, at a minimum, the number of shares or share equivalents of Company stock equal to approximately five times (5x) the director annual retainer fee, with new directors attaining that goal within five years. The Compensation Committee periodically reviews this stock ownership goal.

Board Qualifications

The Company’s Board does not have a formal policy of considering diversity in identifying potential director candidates. However, since the Board believes that its membership should broadly reflect the banking community served by Lakeland, it has an informal practice of considering a nominee’s age, race, ethnicity, national origin, gender, and geographic location in addition to such nominee’s qualifications for Board service. See “Nominating and Corporate Governance Committee Matters-Qualifications” and the charter of such committee for a description of the qualifications the Company’s directors must possess.

The Board considered the following attributes of its nominees and other directors in determining that each is qualified to serve as a director of the Company:

Mr. Bosma’s 50 years of banking experience and the breadth of his knowledge in all areas of banking, including asset/liability management, loans and asset quality, retail banking and bank marketing, the audit function and overall bank operations, and his stature in the banking industry, led the Board to conclude that this individual should serve as a director of the Company. Mr. Bosma has an intimate knowledge of Lakeland and the Company after serving as President and Chief Executive Officer from 1999 to April 2008. He has served in many prominent positions in the banking industry, including as chairman of the New Jersey Bankers Association and a member of the Community Bankers Committee of the American Bankers Association. Mr. Bosma has held leadership positions in numerous charitable organizations, including the Chilton Hospital Foundation, the Juvenile Diabetes Research Foundation, the Ramapo College Foundation and Paterson Habitat for Humanity.

Mr. Mark Fredericks’ experience in managing three businesses in the Company’s market area, his long service as a director of the Company and Lakeland Bank and his charitable work led the Board to conclude that this individual should serve as a director of the Company. His business experience includes serving as president of Fredericks Fuel and Heating Service, Keil Oil Inc. and F&B Trucking Inc. He is knowledgeable about the real estate industry as a result of his management of a number of real estate partnerships. He has served as a trustee (1998-2008) of Chilton Memorial Hospital (and served as a member of the finance committee during that time) and as president of the West Milford Education Foundation (1996 to present).

Ms. Hendershot has had significant experience in the leadership and management of various corporate entities and operations. She also has experience in managing and controlling risk-taking operations within the insurance industry, and in IT strategy and developments. This experience, as well as her educational background (including a degree in economics from Cornell University) led the Board to conclude that this individual should serve as a director of the Company.

Mr. Nicholson’s business experience with Eastern Propane Corporation (including his serving as president and CEO of that entity since 1988), his educational background in finance and business management, his experience in buying and selling companies and commercial real estate properties and his reputation in the business and local community led the Board to conclude that this individual should serve as a director of the Company. In 2009, Mr. Nicholson was honored with the Outstanding Citizen of the Year award from Sparta Township and as a Distinguished Citizen by the Boy Scouts of America, Patriots Path Council. In March 2010, Mr. Nicholson received the Distinguished Alumni Award from Florida Southern College for outstanding service to his professions and community.

Mr. Flynn is a Partner at O’Connor Davies Munns & Dobbins, LLP, one of the largest regional accounting firms in the tri-state area. He received his Bachelor of Science Degree, cum laude, from Monmouth College. With nearly 30 years of experience as a practicing CPA, Mr. Flynn brings in depth knowledge of generally accepted accounting principles and auditing standards to our Board. He has worked with audit committees and boards of directors in the past, including previously serving on the Boards of TD Banknorth, Inc. and Hudson United Bancorp, and provides the Company’s Board of Directors and its Audit Committee with extensive experience in auditing and preparation of financial statements. For these reasons, the Board has concluded that this individual should serve as a director of the Company.

Mr. Bohuny’s 19 years of experience in the real estate business, particularly land development and building, and his background in the equity and fixed income markets, led the Board to conclude that this individual should serve as a director of the Company.

Ms. Deacon’s over 30 years of extensive experience in the real estate development process, building contracting, property management and sales, her service to a number of community associations, her reputation in the broader business community as well as in the local real estate markets and her dedication to the Company and Lakeland Bank led the Board to conclude that this individual should serve as a director of the Company. Ms. Deacon is responsible for the planning and administration of numerous operating companies, three condominium associations and an equipment leasing entity. Her past participation in the state and local real estate associations includes leadership positions and committee experience in ethics, professional standards, strategic planning and governance. Ms. Deacon is committed to enhancing her professional participation as a director of Lakeland and frequently attends continuing education seminars and institutes applicable to directors of banks and bank holding companies. During her 16 year tenure at Lakeland, she has served on every committee of the Board. In January 2010, she was elected Vice Chairman of the Board of the Company and Lakeland Bank and in May 2011, she was elected Chairman of the Board of the Company and Lakeland Bank.

Mr. O’Dowd’s knowledge of the banking industry, gained through his service as a director of Lakeland for 14 years and for the 12 years prior to his joining Lakeland, as a director of Metropolitan State Bank, his experience and reputation in the business community and his civic service led the Board to conclude that this individual should serve as a director of the Company. He is president of his own advertising company, a partner in two real estate holding companies and the former owner and operator of a food manufacturing business. He is the director of the Montville Chamber of Commerce, a past president of the Montville Kiwanis Club and has served as Deputy Mayor and on the Planning Board of Montville Township.

Mr. McCracken’s knowledge of the banking industry, his over 15 years of service on the boards of various banks (including serving on the Company’s Board since 2004 and Lakeland Bank’s Board since 2008), his business experience as an owner and operator of various businesses and real estate within Lakeland’s footprint, his reputation in the community as a lifelong resident within Lakeland’s footprint, his many long standing relationships with the Company’s non-institutional shareholder base and his involvement in many non-profit and local charities (including serving as Chairman of the Newton Medical Center Advisory Board and member of the Board of Atlantic Health Systems) led the Board to conclude that this individual should serve as a director of the Company.

Mr. Shara’s over 30 years of experience in the banking industry, his stature and reputation in the banking and local community, and his service as President and CEO of the Company and Lakeland Bank since April 2008 led the Board to conclude that this individual should serve as a director of the Company. His knowledge and understanding of all facets of the business of banking, the leadership he has demonstrated at the Company and at prior institutions and his involvement in charitable and trade organizations make him extremely valuable as a Board member. Mr. Shara serves as a member of the Federal Reserve Bank of New York’s Community Institutions Advisory Counsel, on the Board of Directors of the Commerce and Industry Association of New Jersey, the Board of Trustees of the Boys and Girls Club of Paterson and Passaic, New Jersey and the Board of Trustees of the Chilton Hospital Foundation. He also serves on the Board of Governors of the Ramapo College Foundation. Mr. Shara earned a Master’s Degree in Business Administration as well as a Bachelor of Science Degree from Fairleigh Dickinson University.

Mr. Tilton’s extensive and diverse experience in the financial markets and knowledge of financial instruments, including his current positions as Chairman and Chief Executive Officer of Tilton Securities, LLC, led the Board to conclude that this individual should serve as a director of the Company. This experience also includes serving as Chairman of GovPx, a company organized by dealers and brokers in 1990, which provides financial prices on all U.S. Treasury securities, including MBS securities, playing a significant role in establishing a clearing house for all government securities trading globally, his expertise on interest rates and derivative products and his involvement in establishing various federal funds markets between 1967 and 1985. Additionally, Mr. Tilton serves as president of Tilton Automotive Group, which consists of two automotive dealerships in northern New Jersey.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of Lakeland’s Common Stock as of February 1, 2012 by (i) the four Named Executive Officers (as defined below under “Executive Compensation”) who are not directors of Lakeland and (ii) all current executive officers and directors of Lakeland as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. For information concerning the beneficial ownership of Lakeland’s Common Stock by directors and nominees for director, see the tables above under “Election of Directors”. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by April 1, 2012.

	Shares Beneficially Owned as of February 1, 2012
Shareholder	Number		Percent
Joseph F. Hurley	81,895	(A)	.3%
Robert A. Vandenbergh	137,673	(B)	.5%
Ronald E. Schwarz	31,485	(C)	.1%
Louis E. Luddecke	104,260	(D)	.4%
All current executive officers and directors as a group (19 persons)	2,830,107	(E)	10.9%

(A)	Includes 48,649 shares issuable upon the exercise of stock options. Also includes 20,894 shares subject to restricted stock awards that have not yet vested. These shares vest as follows: 7,917 shares vest 3,563 on January 30, 2014, 3,563 on January 30, 2015, and 791 on January 30, 2017; 9,458 shares vest 4,257 on January 25, 2013, 4,257 on January 25, 2014, and 944 on January 25, 2016; 3,519 shares vest 2,879 on January 26, 2013 and 640 on January 26, 2015. All of these shares may be voted, unless forfeited.
(B)	Includes 7,127 shares held jointly with his wife; 17,324 shares which have been allocated to Mr. Vandenbergh in the ESOP; and 48,649 shares issuable upon the exercise of stock options. Also includes 25,751 shares subject to restricted stock awards that have not yet vested. These shares vest as follows: 10,467 shares vest 4,710 on January 30, 2014, 4,710 on January 30, 2015 and 1,047 on January 30, 2017; 12,952 shares vest 5,829 on January 25, 2013, 5,829 on January 25, 2014, and 1,294 on January 25, 2016; 2,332 shares vest 1,908 on January 26, 2013 and 424 on January 26, 2015. All of these shares may be voted, unless forfeited.
(C)	Includes 14,917 shares subject to restricted stock awards that have not yet vested. These shares vest as follows: 5,874 shares vest 2,643 on January 30, 2014, 2,643 on January 30, 2015, and 588 on January 30, 2017; 7,040 shares vest 3,168 on January 25, 2013, 3,168 on January 25, 2014, and 704 on January 25, 2016; and 2,003 shares vest 1,640 on January 26, 2013 and 363 on January 26, 2015. All of these shares may be voted, unless forfeited.
(D)	Includes seven shares held by Mr. Luddecke’s wife and 48,649 shares issuable upon the exercise of stock options. Also includes 15,743 shares subject to restricted stock awards that have not yet vested. These shares vest as follows: 5,760 shares vest 2,592 on January 30, 2014, 2,592 on January 30, 2015, and 576 on January 30, 2017; 6,992 shares vest 3,147 on January 25, 2013, 3,147 on January 25, 2014, and 698 on January 25, 2016; 2,991 shares vest 2,448 on January 26, 2013 and 543 on January 26, 2015. All of these shares may be voted, unless forfeited.
(E)	Includes an aggregate of 375,627 shares issuable upon the exercise of stock options, 122,464 shares subject to restricted stock awards that have not yet vested; and 17,324 shares which have been allocated under the ESOP.

Stock Ownership Guidelines for Executive Officers

During 2010, the Board, through the Compensation Committee, adopted executive officer stock ownership guidelines which established certain goals that current executive officers own or otherwise control, at a minimum, the following number of shares or share equivalents of Company stock within the next three years: for the President and Chief Executive Officer, 100,000 shares; for Senior Executive Vice Presidents, 50,000 shares;

and for Executive Vice Presidents, 25,000 shares. New executive officers would be expected to attain the prescribed goals within three years from the date of promotion or joining the Company. The Compensation Committee periodically reviews these stock ownership goals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require Lakeland’s directors, executive officers and 10% shareholders to file with the SEC certain reports regarding such persons’ ownership of Lakeland’s securities. Lakeland is required to disclose any failures to file such reports on a timely basis. Based solely upon a review of the copies of the forms or information furnished to Lakeland, Lakeland believes that during 2011, all filing requirements applicable to its directors and officers were satisfied on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Objectives and the Focus of Our Compensation Rewards

Our compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and reward performance in a manner that maximizes our corporate performance while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of our Company. We seek to align individual executives’ performance and their long-term interests with our long-term strategic business objectives and shareholder value. We believe that the combination of executive compensation that we provide fulfills these objectives and motivates key executives to remain with the Company for productive careers.

Currently, our executive compensation program has three key elements: (i) salary; (ii) long-term equity incentives; and (iii) other executive retirement benefits and perquisites. We annually review our mix of short term performance incentives versus long term incentives and seek a reasonable balance of those incentives, while maintaining discretion over the compensation plans.

Our compensation philosophy is determined by our Board of Directors, based upon the recommendations of the Compensation Committee, which is comprised solely of independent directors. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of our other executive officers, but does not participate in establishing his own compensation.

The guiding principle of our compensation philosophy is that the compensation of our executive officers should be based primarily on the financial performance of the Company, and partially on individual performance. While this “pay-for-performance” philosophy requires the Compensation Committee to first consider the Company’s profitability, the Committee does not intend to reward unnecessary or excessive risk taking. These principles are reflected in the specific elements of our compensation program, particularly our incentive bonus program, as described below.

Specific Elements of Our Compensation Program

We have described below the specific elements of our compensation program for executive officers.

Salary. We believe that a key objective of our salary structure is to maintain reasonable “fixed” compensation costs, while taking into account the performance of our executive officers.

Thomas J. Shara serves as President and Chief Executive Officer of the Company and Lakeland Bank under an employment agreement which provides that Mr. Shara will receive an annual base salary of at least $400,000. See “Employment Agreements and Other Arrangements with Executive Officers” for a description of Mr. Shara’s employment agreement, as well as descriptions of certain other agreements entered into with the other executive officers named in our summary compensation table. (Mr. Shara and the other executive officers named in our summary compensation table are referred to as the “Named Executive Officers.”) The Compensation Committee decided to increase Mr. Shara’s salary from $450,000 in 2010 to $500,000 in 2011 because of his continuing leadership and performance.

Long-Term Equity Incentive Compensation and Equity Ownership. The Company’s shareholders approved the Lakeland Bancorp, Inc. 2009 Equity Compensation Program (referred to as our “Equity Compensation Program”) at the Company’s 2009 annual meeting of shareholders. The 2009 Equity Compensation Program replaced the 2000 Equity Compensation Program, which was scheduled to expire on February 8, 2010.

Our Equity Compensation Program permits the Company to grant stock options, restricted stock awards and restricted stock unit awards. Stock options previously have been granted to our executive officers at an exercise price equal to the then current market price of our Common Stock. Stock options, restricted stock awards and restricted stock unit awards may be recommended by the Compensation Committee and granted by the Board under the Equity Compensation Program on a discretionary basis, taking into account the Company’s financial performance and each executive’s contribution to such performance.

Repricing of Stock Options. Pursuant to the Company’s Corporate Guidelines, the Board previously had considered the issue of repricing stock options and determined not to reprice stock options issued by the Company by reducing the option’s exercise price. No further changes regarding this determination have been considered by the Board.

Other Incentive Compensation. In 2011, each of the Named Executive Officers had an opportunity to earn other incentive compensation, based on the achievement of specific performance targets. For Mr. Shara, the Company’s President and Chief Executive Officer, and Mr. Vandenbergh, the Company’s Senior Executive Vice President and Chief Operating Officer, this incentive compensation was based 75% on the achievement of Company goals, including a net income performance target and favorable comparison of certain financial metrics to selected peer bank holding companies having total assets between $2 billion and $5 billion, and 25% on the achievement of individual goals. For Mr. Hurley, the Company’s Chief Financial Officer, this incentive compensation was based 70% on the achievement of Company goals and 30% on the achievement of individual goals. For the other Named Executive Officers, this incentive compensation was based 65% on the achievement of Company goals and 35% on the achievement of individual goals. The individual performance criteria included an assessment of the executive’s leadership and contributions to revenue enhancement, cost containment efforts, loan and deposit growth and maintenance of credit quality.

For 2011, the Company’s net income performance target was $20.9 million before U.S. Treasury Troubled Asset Relief Program (“TARP”) Capital Purchase Program expenses, or $18.5 million after such expenses (the “Net Income Target”). Under the 2011 plan, for each full percentage point by which actual 2011 net income fell below the Net Income Target, the bonus amount payable would decrease by 5.4%, provided that if actual 2011 net income was less than 80% of the Net Income Target, no incentive compensation would be payable under this portion of the 2011 plan. For each full percentage point by which actual 2011 net income exceeded the Net Income Target, the incentive compensation amount payable would increase by 1.8%, up to the maximum amounts set forth in the table below. The Company’s 2011 net income before TARP Capital Purchase Program expenses was $19.7 million, and $17.7 million after such expenses. As a result, the Company paid 72.25% of the incentive payments budgeted for the Net Income Target portion of the 2011 plan.

The companies selected for the 2011 peer group financial metrics comparison included: Financial Institutions, Inc., Hudson Valley Holding Corp., OceanFirst Financial Corp., Provident New York Bancorp, Inc., S&T Bancorp, Inc., Sandy Spring Bancorp, Inc., Sterling Bancorp, Inc., Sun Bancorp, Inc., Tompkins Financial Corp. and Univest Corp. of Pennsylvania. The three financial metrics selected for peer comparison purposes (“Peer Comparison Goals”) were: (1) net income margin, (2) efficiency ratio and (3) earnings per share growth ratio, as determined before taxes, provision and TARP Capital Purchase Program expenses. Based upon the foregoing metrics, the Company paid 100% of the incentive payments budgeted for the Peer Comparison Goals portion of the 2011 plan.

For 2011, the Company established a minimum performance threshold of 85% attainment of individual goals for payment eligibility under this portion of the 2011 plan. Each of the Named Executive Officers met or exceeded the threshold for eligibility under the individual goal portion of the 2011 plan, which resulted in the Company paying 95.12% of the incentive payments budgeted for the individual goals portion of the 2011 plan.

Based on the achievement of these performance goals for 2011, on January 30, 2012, the Company granted incentive compensation to Mr. Shara and the other Named Executive Officers in the form of restricted stock awards. The minimum (threshold), target and maximum bonus amounts that each Named Executive Officer could have received, and the actual amounts paid, are as follows:

	Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name (a)	Threshold ($)	Target ($)	Maximum ($)	Restricted Stock Awards Granted January 2012 (1) ($)
Thomas J. Shara	119,778	225,000	250,000	187,538
Joseph F. Hurley	52,417	93,800	116,495	79,484
Robert A. Vandenbergh	68,140	128,000	159,230	105,088
Ronald E. Schwarz	38,894	69,600	86,440	58,977
Louis E. Luddecke	38,138	68,250	84,763	57,833

(1)	The amounts in the columns above are denominated in dollars, although the payouts were made in grants of restricted stock awards under the Company’s 2009 Equity Compensation Program. The Named Executive Officers received the following restricted stock awards on January 30, 2012: Mr. Shara: 18,679 shares, Mr. Hurley: 7,917 shares; Mr. Vandenbergh: 10,467 shares; Mr. Schwarz: 5,874 shares; and Mr. Luddecke: 5,760 shares. Subject to the 2009 Equity Compensation Program, the shares of restricted stock subject to each award vest as follows: 45% on January 30, 2014, 45% on January 30, 2015, and 10% on January 30, 2017. The dollar amounts under the caption “Restricted Stock Awards Granted January 2012” refer to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As these restricted stock awards were granted in 2012, they do not appear in the summary compensation table or the other compensation tables set forth in this proxy statement.

Other Elements of Compensation for Executive Officers. In order to attract and retain qualified executives, we provide executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through our 401(k) and various retirement plans, executive life insurance, and the use of automobiles. Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the summary compensation table. The Company has also entered into Supplemental Executive Retirement Plan Agreements with Mr. Shara and Mr. Vandenbergh. See “Employment Agreements and Other Arrangements with Executive Officers”.

Employment and Other Agreements.

Our agreements with the Named Executive Officers are described later in this proxy statement. See “Employment Agreements and Other Arrangements with Executive Officers.”

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result, stock options granted under our Equity Compensation Program are not subject to the limitations of Section 162(m). However, restricted stock awards granted under our Equity Compensation Program generally will not be treated as performance-based compensation. Restricted stock award grants made to date under the Equity Compensation Program have not been at levels that, together with other compensation, approached the $1,000,000 limit. Also, since we retain discretion over cash bonuses, those bonuses also will not qualify for the exemption for performance-based compensation.

It is our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.

Prior Participation in the Treasury’s Capital Purchase Program

In February 2009, the Company received $59,000,000 under the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program. Participants in the Program were required to accept several compensation-related limitations associated with the Program. In February, 2012, the Company redeemed the remaining outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and the Warrant that had been issued to the U.S. Treasury under the Capital Purchase Program and, accordingly, the Company is no longer subject to the compensation-related limitations imposed upon participants in the Program.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the three years ended December 31, 2011, 2010 and 2009, a summary of the compensation earned by Thomas J. Shara, our President and Chief Executive Officer, Joseph F. Hurley, our Chief Financial Officer, and our three other most highly compensated executive officers for 2011. We refer to the executive officers named in this table as the “Named Executive Officers.” The Named Executive Officers did not receive any compensation from non-equity incentive plans with respect to performance during 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas J. Shara, President and Chief Executive Officer of Lakeland Bancorp and Lakeland Bank	2011 2010 2009	500,000 450,000 430,962	— — —	210,094 — —	— — —	75,711 71,313 71,739	37,234 30,343 33,062	823,039 551,656 535,763

Joseph F. Hurley, Executive Vice President and Chief Financial Officer of Lakeland Bancorp and Lakeland Bank	2011 2010 2009	266,769 260,000 259,915	— — —	93,958 43,750 —	— — —	— — —	28,581 25,116 19,287	389,308 328,866 279,202

Robert A. Vandenbergh, Senior Executive Vice President and Chief Operating Officer of Lakeland Bancorp and Lakeland Bank	2011 2010 2009	318,461 310,000 301,154	— — —	128,650 29,000 —	— — —	73,354 69,092 70,328	32,047 27,381 48,445	552,512 435,473 419,927

Ronald E. Schwarz Executive Vice President and Chief Retail Officer of Lakeland Bancorp and Lakeland Bank (1)	2011 2010 2009	230,461 222,000 129,000	— — —	69,930 24,915 —	— — —	— — —	26,129 19,304 5,412	326,520 266,219 134,412

Louis E. Luddecke Executive Vice President and Chief Operations Officer of Lakeland Bancorp and Lakeland Bank	2011 2010 2009	226,423 220,500 220,673	— — —	69,458 37,188 —	— — —	— — —	31,138 24,043 16,598	327,019 281,731 237,271

(1)	Mr. Schwarz jointed Lakeland in June 2009.

In the table above:

•

When we refer to amounts under “Stock Awards” and “Option Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. No stock awards were granted to the Named Executive Officers in 2009. The stock awards in the table above for 2010 were based on 2009 performance, and the stock awards for 2011 were based on 2010 performance. See the “Compensation Discussion and Analysis” for a description of stock awards granted in January 2012 based on 2011 performance.

•

When we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of Mr. Shara’s and Mr. Vandenbergh’s accumulated benefits for 2011 under their respective Supplemental Executive Retirement Plans.

“All Other Compensation” for 2011 includes the following:

•

For Mr. Shara, $5,252 for the use of an automobile, $1,104 for premiums for group term life insurance for Mr. Shara’s benefit, $15,494 for cash dividends paid on restricted stock, $8,033 for the annual contribution to the Company’s profit sharing plan on behalf of Mr. Shara, and a contribution of $7,350 to the Company’s 401(k) Plan on behalf of Mr. Shara to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Shara to that Plan;

•

For Mr. Hurley, $5,054 for the use of an automobile, $3,168 for premiums for group term life insurance for Mr. Hurley’s benefit, $4,859 for cash dividends paid on restricted stock, $8,150 for the annual contribution to the Company’s profit sharing plan on behalf of Mr. Hurley, and a contribution of $7,350 to the Company’s 401(k) Plan on behalf of Mr. Hurley to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Hurley to that Plan;

•

For Mr. Vandenbergh, $7,969 for the use of an automobile, $3,023 for premiums for group term life insurance for Mr. Vandenbergh’s benefit, $5,368 for cash dividends paid on restricted stock, $8,336 for the annual contribution to the Company’s profit sharing plan on behalf of Mr. Vandenbergh, and a contribution of $7,350 to the Company’s 401(k) Plan on behalf of Mr. Vandenbergh to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Vandenbergh to that Plan;

•

For Mr. Schwarz, $6,499 for the use of an automobile, $2,060 for premiums for group term life insurance for Mr. Schwarz’s benefit, $3,144 for cash dividends paid on restricted stock, $7,512 for the annual contribution to the Company’s profit sharing plan on behalf of Mr. Schwarz, and a contribution of $6,914 to the Company’s 401(k) Plan on behalf of Mr. Schwarz to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Schwarz to that Plan; and

•

For Mr. Luddecke, $6,640 for the use of an automobile, $6,075 for premiums for group term life insurance for Mr. Luddecke’s benefit, $3,851 for cash dividends paid on restricted stock, $7,779 for the annual contribution to the Company’s profit sharing plan on behalf of Mr. Luddecke, and a contribution of $6,793 to the Company’s 401(k) Plan on behalf of Mr. Luddecke to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Luddecke to that Plan.

The Company has a Profit Sharing Plan for all eligible employees. The Company’s annual contribution to the plan is determined by its Board of Directors. Annual contributions are allocated to participants on a point basis for years of service and salary, with accumulated benefits payable at retirement, or, at the discretion of the plan committee, upon termination of employment. Contributions made by the Company on behalf of the Named Executive Officers are included in the table above under “All Other Compensation.”

Grant of Plan Based Awards

During 2011, the only equity incentive plan awards to our Named Executive Officers were restricted stock awards granted in January 2011 based on 2010 performance. The information in the table below under columns (b), (i) and (l) pertain to these grants. The Named Executive Officers did not receive awards in 2011 under any non-equity incentive plan. The following table shows amounts that could have been earned under the Company’s 2011 incentive bonus plan. The amounts in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards are denominated in dollars, although the applicable payouts were made in grants of restricted stock awards in January 2012 under the Company’s 2009 Equity Compensation Program. As the actual restricted stock awards were made in 2012, they are not included in the Summary Compensation Table contained herein. For a description of the Company’s 2011 incentive compensation plan, including the various performance targets, and the payouts that were made in January 2012, see “Other Incentive Compensation” under the “Compensation Discussion and Analysis.”

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(i)	All other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards ($)(l)
		Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
Thomas J. Shara	1/25/2011	119,778	225,000	250,000	21,150	—	—	210,094
Joseph F. Hurley	1/25/2011	52,417	93,800	116,495	9,458	—	—	93,958
Robert A. Vandenbergh	1/25/2011	68,140	128,000	159,230	12,952	—	—	128,650
Ronald E. Schwarz	1/25/2011	38,894	69,600	86,440	7,040	—	—	69,930
Louis E. Luddecke	1/25/2011	38,138	68,250	84,763	6,992	—	—	69,458

Outstanding Equity Awards at December 31, 2011

The following table sets forth, for each of the Named Executive Officers, information regarding option awards and stock awards outstanding at December 31, 2011. As of that date, all stock options held by the Named Executive Officers were exercisable. The vesting dates applicable to each stock award that was not vested on December 31, 2011 are described following the table. At December 31, 2011, the Named Executive Officers did not hold any other equity awards.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Non-Exercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Thomas J. Shara	—	—	—	—	36,900	318,078
Joseph F. Hurley	12,763 12,155 12,155 11,576	—	14.65 12.74 14.16 13.55	12/10/2012 12/09/2013 12/07/2014 12/13/2015	15,856	136,679
Robert A. Vandenbergh	12,763 12,155 12,155 11,576	—	14.65 12.74 14.16 13.55	12/10/2012 12/09/2013 12/07/2014 12/13/2015	17,192	148,195
Ronald E. Schwarz	—	—	—	—	10,683	92,087
Louis E. Luddecke	12,763 12,155 12,155 11,576	—	14.65 12.74 14.16 13.55	12/10/2012 12/09/2013 12/07/2014 12/13/2015	12,431	107,155

In the table above, we are disclosing:

•	in column (b), the number of shares of our Common Stock underlying unexercised stock options that were exercisable as of December 31, 2011;

•	in column (c), the number of shares of our Common Stock underlying unexercised stock options that were non-exercisable as of December 31, 2011;

•	in columns (e) and (f), respectively, the exercise price and expiration date for each stock option that was outstanding as of December 31, 2011;

•	in column (g), the number of shares of our Common Stock covered by stock awards that were not vested as of December 31, 2011; and

•	in column (h), the aggregate market value as of December 31, 2011 of the stock awards referenced in column (g).

In calculating the market values of restricted stock in the table above, we have multiplied the closing market price of our Common Stock on the last trading day in 2011, which was $8.62, by the applicable number of shares of Common Stock underlying the Named Executive Officers’ stock awards. The following summarizes by individual grants the total number of restricted shares for each Named Executive Officer in column (g):

•

The 36,900 shares underlying Mr. Shara’s restricted stock awards vest as follows: 21,150 shares vest 9,517 shares on January 25, 2013, 9,517 shares on January 25, 2014, and 2,116 shares on January 25, 2016; and 15,750 shares vest on December 1, 2012.

•

The 15,856 shares underlying Mr. Hurley’s restricted stock awards vest as follows: 9,458 shares vest 4,257 shares on January 25, 2013, 4,257 shares on January 25, 2014, and 944 shares on January 25, 2016; 6,398 shares vest 2,879 shares on January 26, 2012, 2,879 shares on January 26, 2013, and 640 shares on January 26, 2015.

•

The 17,192 shares underlying Mr. Vandenbergh’s restricted stock awards vest as follows: 12,952 shares vest 5,829 shares on January 25, 2013, 5,829 shares on January 25, 2014, and 1,294 shares on January 25, 2016; 4,240 shares vest 1,908 shares on January 26, 2012, 1,908 shares on January 26, 2013, and 424 shares on January 26, 2015.

•

The 10,683 shares underlying Mr. Schwarz’s restricted stock awards vest as follows: 7,040 shares vest 3,168 shares on January 25, 2013, 3,168 shares on January 25, 2014, and 704 shares on January 25, 2016; and 3,643 shares vest 1,640 shares on January 26, 2012, 1,640 shares on January 26, 2013, and 363 shares on January 26, 2015.

•

The 12,431 shares underlying Mr. Luddecke’s restricted stock awards vest as follows: 6,992 shares vest 3,147 shares on January 25, 2013, 3,147 shares on January 25, 2014, and 698 shares on January 25, 2016; 5,439 shares vest 2,448 shares on January 26, 2012, 2,448 shares on January 26, 2013, and 543 shares on January 26, 2015.

Options Exercised and Stock Awards Vested

The following table sets forth, for each of the Named Executive Officers, information regarding stock options exercised during 2011 and stock awards vested during 2011. As indicated, none of the Named Executive Officers exercised options during 2011. The phrase “value realized on exercise” represents the number of shares of Common Stock set forth in column (b) multiplied by the difference between the market price of our Common Stock on the date of exercise and the Named Executive Officer’s exercise price. Similarly, the phrase “value realized on vesting” represents the number of shares of Common Stock set forth in column (d) multiplied by the market price of our Common Stock on the date on which the Named Executive Officer’s stock award vested.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas J. Shara	—	—	15,750	131,513
Joseph F. Hurley	—	—	656	5,611
Robert A. Vandenbergh	—	—	1,050	8,978
Ronald E. Schwarz	—	—	—	—
Louis E. Luddecke	—	—	656	5,611

Pension Plans

The following table sets forth, for each of the Named Executive Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Executive Officer’s retirement. In accordance with the SEC’s rules, the following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Thomas J. Shara	Supplemental Executive Retirement Plan	Not Applicable	261,998	—
Joseph F. Hurley	—	—	—	—
Robert A. Vandenbergh	Supplemental Executive Retirement Plan	Not Applicable	212,774	—
Ronald E. Schwarz	—	—	—	—
Louis E. Luddecke	—	—	—	—

In the table above:

•

when we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the Named Executive Officer’s accumulated benefits under the Supplemental Executive Retirement Plans, calculated as of December 31, 2011; and

•	column (e) refers to the dollar amount of payments and benefits, if any, actually paid or otherwise provided to the Named Executive Officer during 2011 under our pension plans.

See “Employment Agreements and other Arrangements with Executive Officers” for a description of various agreements with the Named Executive Officers.

Deferred Compensation

The following table sets forth, for each of the Named Executive Officers, information regarding each defined contribution plan that we maintain and each other plan that we maintain that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in 2011 ($) (b)	Registrant Contributions in 2011 ($) (c)	Aggregate Earnings in 2011 ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at December 31, 2011 ($) (f)
Thomas J. Shara	—	—	—	—	—
Joseph F. Hurley	—	—	—	—	—
Robert A. Vandenbergh	—	—	23,119	17,611	265,609
Ronald E. Schwarz	—	—	—	—	—
Louis E. Luddecke	—	—	—	—	—

In the table above:

•	when we refer to the term “earnings”, we are referring to the aggregate interest or other earnings accrued to the Named Executive Officer’s account during 2011;

•

the amount included in column (d) of this table is also included under the column “All Other Compensation” in the Summary Compensation Table set forth above (the amount in column (e) was paid out of the amount set forth in column (d)); and

•	the amount included in column (f) of this table was not included in our Summary Compensation Table in any prior year’s proxy statement or in the Summary Compensation Table set forth above.

The National Bank of Sussex County (“NBSC”) entered into a salary continuation agreement during 1996 with Mr. Vandenbergh, its president, which entitled him to certain payments upon his retirement. As part of the merger of the Company and NBSC’s parent (High Point Financial Corp.) in July 1999, the Company placed in trust amounts equal to the present value of the amounts that would be owed to Mr. Vandenbergh in his retirement. This amount was $381,000. The earnings for 2011 were $23,119 and the aggregate balance of the trust at December 31, 2011 was $265,609. We have no further obligation to pay additional amounts pursuant to this agreement. The $17,611 withdrawn in 2011 was used to pay the premium for additional life insurance and trustee fees for Mr. Vandenbergh. In December 2008, the salary continuation agreement with Mr. Vandenbergh was amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

NBSC also provided Mr. Vandenbergh with a split dollar life insurance death benefit, pursuant to which his beneficiary will receive an amount equal to three times his last salary. The one time premium for such insurance was paid prior to 2011.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under the Company’s Amended and Restated 2000 Equity Compensation Program and the Company’s 2009 Equity Compensation Program as of December 31, 2011. These plans were the Company’s only equity compensation plans in existence as of December 31, 2011. The 2009 Equity Compensation Program is the successor to the 2000 Equity Compensation Program, and no additional awards will be granted under the 2000 Equity Compensation Program. No warrants or rights may be granted, or are outstanding, under the 2000 or the 2009 Equity Compensation Programs.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders	734,523	$13.20	1,942,047
Equity Compensation Plans Not Approved by Shareholders	—	—	—

TOTAL	734,523	$13.20	1,942,047

The number in column (a) includes 164,545 shares subject to restricted stock awards, including unvested shares. Shares subject to restricted stock awards have been excluded for purposes of calculating the weighted-average exercise price in column (b).

Employment Agreements and Other Arrangements with Executive Officers

Thomas J. Shara joined the Company as President and Chief Executive Officer of Lakeland and Lakeland Bank on April 2, 2008. On May 22, 2008, Lakeland, Lakeland Bank and Mr. Shara, executed an Employment Agreement (the “Employment Agreement”) and a Supplemental Executive Retirement Plan Agreement (the “SERP”). Both the Employment Agreement and the SERP are effective as of April 2, 2008.

The Employment Agreement provides that Mr. Shara will be employed as President and Chief Executive Officer of the Company and Lakeland Bank for a term commencing on April 2, 2008 (the “Effective Date”) and expiring on April 1, 2011 (the “Initial Term”). The Initial Term will automatically be extended for an additional one year period on each anniversary date of the Effective Date, unless on or before each such anniversary date either party provides written notice to the other of its (or his) intent not to extend the then current term, provided, however, that on and after the 15th anniversary of the Effective Date, if Mr. Shara remains employed, his employment will be on an at-will basis. The Initial Term and any renewal period through the 15th anniversary of the Effective Date collectively are referred to as the “Term”.

The Employment Agreement further provides that Mr. Shara will be nominated for election (i) as a member of Lakeland Bank’s Board of Directors at each annual meeting of the sole shareholder of Lakeland Bank occurring during the Term and (ii) as a member of the Company’s Board of Directors at each annual meeting of shareholders of the Company at which Mr. Shara’s term as a director of the Company expires occurring during the Term. Mr. Shara initially was appointed to the Lakeland Bank Board and the Company Board on April 2, 2008, and was nominated to stand for election at the Company’s 2008 annual meeting of shareholders for a term of two years, at which he was so elected. He was nominated and elected for a three year term at the 2010 Annual Meeting.

The Employment Agreement provides that Mr. Shara will receive a base salary of not less than $400,000 per year. He will participate in the executive bonus program as approved annually by the Company’s Board. Upon joining the Company on April 2, 2008, Mr. Shara received a restricted stock award of 60,000 shares. A total of

25% of such restricted shares vested or will vest on each of December 1, 2009, December 1, 2010, December 1, 2011 and December 1, 2012, provided that Mr. Shara is an employee of the Company or Lakeland Bank on the respective vesting date. The Employment Agreement also provides that Mr. Shara will be entitled to participate in all employee benefit plans or programs, including without limitation the 401(k) Plan and Profit Sharing Plan, and to receive all benefits and perquisites, including without limitation an automobile, which are approved by the Boards of the Company and Lakeland Bank and are generally made available to executive officers of the Company, to the extent permissible under the general terms and provisions of such plans or programs.

The Employment Agreement provides that if Mr. Shara’s employment is terminated during the Term by the Company without Cause (as contractually defined) or Mr. Shara resigns for Good Reason (as contractually defined), Mr. Shara will receive a severance payment equal to 36 months of his annual base salary at the rate in effect as of the termination date. In addition, all of Mr. Shara’s restricted shares and stock options (to the extent not already vested) will become fully vested, and he will be permitted to exercise any such option for the period specified in the Company’s equity compensation plan as in effect at such time. He will also be entitled to the continuation of certain medical benefits. However, if within 90 days following a Change in Control (as contractually defined), Mr. Shara’s employment is terminated without Cause or he resigns for Good Reason, then he will receive a severance payment equal to three times the sum of (a) an amount equal to his annual base salary at the rate in effect as of the termination date, plus (b) an amount equal to the highest annual bonus paid to Mr. Shara during the last three years prior to the his termination date.

The Employment Agreement provides that in the event it is determined that any payment or benefit made or provided by the Company or Lakeland Bank pursuant to the terms of the Employment Agreement or otherwise would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code, then Mr. Shara will be entitled to receive an additional payment from the Company (a “Gross-Up Payment”) such that the net amount received by Mr. Shara after deduction of such Excise Tax and any federal, state and local income tax, penalties, interest and Excise Tax upon the Gross-Up Payment will be equal to the payments otherwise payable to him under the terms of the Employment Agreement. Mr. Shara also agrees in the Employment Agreement not to compete with Lakeland Bank’s business for a 12 month period following termination of employment in a geographic area equal to 20 miles from any of Lakeland Bank’s branches at the time of Mr. Shara’s termination of employment.

The SERP provides that Mr. Shara will receive a normal retirement benefit of $150,000 per year for 15 years upon termination of his employment after the normal retirement age of 65. The benefit will be paid in monthly payments of $12,500 each. The SERP further provides that if, prior to a Change in Control, Mr. Shara resigns his employment with the Company or Lakeland Bank for Good Reason, his employment with the Company or Lakeland Bank terminates due to disability, or his employment with the Company or Lakeland Bank is terminated by the Company or Lakeland Bank other than for Cause, he will receive the same benefit of $150,000 per year for 15 years, payable in monthly payments of $12,500 each, commencing with the month following Mr. Shara’s 65th birthday. If Mr. Shara is employed by the Company or Lakeland Bank at the time of a Change in Control, he will receive the same benefit, beginning with the month following his 65th birthday. If Mr. Shara should die while employed, his beneficiary will receive the same monthly payment described above for the period specified, except that such payments will commence within 60 days of receipt of a death certificate. If Mr. Shara should die after the benefit payments have commenced but before receiving all such payments, the Company will pay the remaining benefits to his beneficiary at the same time and in the same amounts they would have been paid to Mr. Shara had he survived. The SERP provides that Mr. Shara is not entitled to any benefit under the SERP if (i) the Company terminates his employment for Cause, or (ii) he resigns his employment with the Company other than for Good Reason prior to the earlier of attaining age 65 or a Change in Control. Amounts payable under the SERP are subject to the same gross up provisions as are applicable under the Employment Agreement. Amounts payable under both the Employment Agreement and the SERP may be delayed in order to comply with Section 409A of the Internal Revenue Code.

Lakeland and Lakeland Bank also entered into agreements, dated March, 2001 and as amended by agreements dated March 10, 2003, with each of Messrs. Hurley, Vandenbergh and Luddecke (each, an

“Executive”) providing for certain terms and conditions of their employment in the event of a change in control (each a “Change in Control Agreement”). Under such Change in Control Agreements, the term of each Executive’s employment becomes fixed for a period (the “contract period”) ending on the earlier of the Executive’s death, attainment of age 65, or the second anniversary of the date of such change in control. During the contract period, each Executive is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control and bonus equal to the highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, each Executive is entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, an Executive’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Change in Control Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid to him during any of the three most recent calendar years prior to the change in control. For purposes of each Change in Control Agreement, the term “change in control” has the same meaning as under the Equity Compensation Program. Each Change in Control Agreement contains confidentiality and non-compete covenants in favor of Lakeland. Mr. Luddecke attained age 65 in November 2011, at which time his Change in Control Agreement expired pursuant to its terms.

In December 2008, the Change in Control Agreements with each of Messrs. Hurley, Vandenbergh and Luddecke were amended to comply with Section 409A of the Internal Revenue Code. The amendments provide for a six month payment delay and interest paid during that six month payment delay period, in accordance with Section 409A.

Lakeland and Lakeland Bank entered into a Change in Control Agreement with Mr. Schwarz, dated as of June 12, 2009, which contains provisions comparable to those contained in the Change in Control Agreements for Messrs. Hurley, Vandenbergh and Luddecke.

The Company entered into a Supplemental Executive Retirement Plan (“SERP”) agreement, dated December 23, 2008, with Mr. Vandenbergh. The SERP provides that Mr. Vandenbergh will receive a normal retirement benefit of $90,000 per year for 10 years upon termination of his employment after the normal retirement age of 65. The benefit will be paid in monthly payments of $7,500 each. The SERP further provides that if, prior to a change in control Mr. Vandenbergh resigns his employment with the Company or Lakeland Bank for Good Reason (as defined), his employment with the Company or Lakeland Bank terminates due to disability or his employment with the Company or Lakeland Bank is terminated by the Company or Lakeland Bank other than for Cause (as defined), he will receive the same benefit of $90,000 per year for 10 years, payable in monthly payments of $7,500 each, commencing with the month following Mr. Vandenbergh’s 65th birthday. If Mr. Vandenbergh is employed by the Company or Lakeland Bank at the time of a change in control, he will receive the same benefit, beginning with the month following his 65th birthday. If Mr. Vandenbergh should die while employed, his beneficiary will receive the same monthly payment described above for the period specified, except that such payments will commence within 60 days of receipt of a death certificate. If Mr. Vandenbergh should die after the benefit payments have commenced but before receiving all such payments, the Company will pay the remaining benefits to his beneficiary at the same time and in the same amounts they would have been paid to Mr. Vandenbergh had he survived. The SERP provides that Mr. Vandenbergh is not entitled to any benefit under the SERP if (i) the Company terminates his employment for Cause, or (ii) he resigns his employment with the Company other than for Good Reason prior to the earlier of attaining age 65 or a change in control. Amounts payable under the SERP may be delayed in order to comply with Section 409A.

Had each of the Named Executive Officers terminated employment as of December 31, 2011 in connection with a change in control, either through a termination by the Company (or a successor entity) without Cause or by the executive for Good Reason (as defined in the applicable agreements described above), the estimated amounts that each Named Executive Officer would have been entitled to receive under their respective agreements are as follows: for Mr. Shara: $4,113,227; for Mr. Hurley: $680,835; for Mr. Vandenbergh:

$1,706,312; for Mr. Schwarz: $570,423; and for Mr. Luddecke: $0. The above amounts for Messrs. Shara and Vandenbergh include the aggregate value of the respective SERP payments that each would receive beginning at age 65, which amounts are $2,250,000 and $900,000 but which have a present value of accumulated benefit of $261,998 and $212,774, respectively. See “Pension Plans” for a description of the present value of accumulated benefits.

See “Deferred Compensation” for a description of a salary continuation agreement with Mr. Vandenbergh.

Board Leadership Structure and Role in Risk Oversight

The Company currently has, and historically has had, a Chairman of the Board, separate from the Chief Executive Officer. The Board believes it is important to have an independent director in a Board leadership position at all times. The Chairman provides leadership for the Board. Having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman also serves as a liaison between the Board and senior management. The Company’s Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time, as it ensures that, at all times, there will be an independent director in a Board leadership position.

The full Board of Directors is responsible for and regularly engages in discussions about risk management and receives reports on this topic from executive management, other officers of the Company and the Chairman of the Audit Committee. While the Board of Directors oversees risk management, management is responsible for the day-to-day risk management process, in connection with which management established an enterprise risk management committee on which two directors serve as Board liaisons. The Company believes that its Board leadership structure supports this approach to risk management.

During 2011, the Company’s Senior Risk Officers (consisting of the Company’s Internal Auditor, Director of Human Resources and General Counsel) evaluated all of the compensation plans in which the Company’s employees, including executive officers, participate and reported on two separate occasions (in March and September) to the Compensation Committee that none individually, or taken together, was reasonably likely to have a material adverse effect on the Company. No component of compensation was considered to encourage undue risk. The Compensation Committee accepted the Senior Risk Officers’ report. See “Compensation Committee Report.”

Board Independence; Committees

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. NASDAQ adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Roger Bosma, Mary Ann Deacon, Brian Flynn, Mark J. Fredericks, Janeth C. Hendershot, Robert E. McCracken, Robert B. Nicholson, III, Joseph P. O’Dowd and Stephen R. Tilton, Sr. In March 2007, the Board of Directors created a new position of presiding director, whose primary responsibility is to preside over periodic sessions of the Board of Directors in which management directors do not participate. Mary Ann Deacon was appointed as the first presiding director in 2007, with Joseph P. O’Dowd serving as the presiding director in 2008, Stephen R. Tilton, Sr. serving as the presiding director in 2009 and George H. Guptill, Jr. serving as the presiding director in 2010. Mr. Guptill continued in that capacity until his retirement in May 2011. Since Mary Ann Deacon, who assumed the position of Chairman upon the retirement of John W. Fredericks at the 2011 Annual Meeting, is and has always been deemed an independent director, the Board believes it is not necessary to have a presiding director while Ms. Deacon is serving as Chairman.

During 2011, Lakeland’s Board of Directors held 14 meetings. Lakeland’s Board of Directors also maintains several Board committees, which include: Audit, Nominating and Governance and Compensation. In addition, the Board maintains an Independent Directors Committee, consisting of independent non-management directors, which met twice during 2011.

The Audit Committee, consisting of Joseph P. O’Dowd (Chairman), Robert E. McCracken, Brian Flynn and Roger Bosma, is responsible for reviewing the reports submitted by Lakeland’s independent registered public accounting firm and internal auditor and for reporting to the Board on significant audit and accounting principles, policies, and practices related to Lakeland. The Audit Committee met four times in 2011.

Lakeland is required to disclose whether the Board of Directors has determined that a member of the Audit Committee is an “audit committee financial expert”, as that term is defined in rules adopted by the SEC, and, if not, why not. Lakeland’s Board has determined that Brian Flynn, a director and member of the Audit Committee, is an audit committee financial expert. The Audit Committee has the authority to hire outside experts and consultants as it deems appropriate in carrying out its responsibilities.

The Nominating and Corporate Governance Committee consists of Robert E. McCracken (Chairman), Mark J. Fredericks and Robert B. Nicholson, III. This committee is responsible for interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. In addition, this committee is responsible for developing, recommending to the Board and reviewing annually the Board’s Corporate Governance Guidelines, including the Code of Ethics. This committee met five times in 2011.

The Compensation Committee, consisting of Janeth C. Hendershot (Chairman), Mark J. Fredericks, Robert B. Nicholson, III and Stephen R. Tilton, Sr., makes recommendations to the Board concerning compensation for Lakeland’s executive officers and directors. The Compensation Committee also administers the Company’s 2009 Equity Compensation Program. The Compensation Committee met six times in 2011. During 2011, Ms. Deacon also served on the Compensation Committee (as Chairman) until she was appointed Chairman of the Board of the Company in May 2011.

Directors Compensation

The following table sets forth certain information regarding the compensation we paid to each individual who served as a director of Lakeland during 2011, other than Thomas J. Shara. See the “Summary Compensation Table” for information regarding Mr. Shara. None of our directors received option awards or stock awards during 2011 or any compensation under any non-equity incentive plan. Messrs. John W. Fredericks and George H. Guptill, Jr. retired as of the 2011 Annual Meeting. Paul G. Viall, Jr. retired in January 2012, and was a member of the Audit and Nominating and Corporate Governance Committees during 2011.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce D. Bohuny	60,500		—	13,946	—	74,446
Roger Bosma	60,750		—	8,212	—	68,962
Mary Ann Deacon	65,750	(1)	—	15,871	22,500	104,121
Brian Flynn	67,400	(1)	—	—	—	67,400
John W. Fredericks	28,000		—	—	37,500	65,500
Mark J. Fredericks	61,500	(1)	—	15,240	—	76,740
George H. Guptill, Jr.	26,700	(2)	—	—	—	26,700
Janeth C. Hendershot	65,000		—	11,533	—	76,533
Robert E. McCracken	66,700		—	13,408	—	80,108
Robert B. Nicholson, III	64,000	(1)	—	14,815	—	78,815
Joseph P. O’Dowd	78,650		—	8,860	—	87,510
Stephen R. Tilton, Sr.	70,250		—	8,993	—	79,243
Paul G. Viall, Jr.	64,900		—	6,767	—	71,667

(1)	Included in this total is the $30,000 annual retainer, which Ms. Deacon, Mr. Flynn, Mr. Mark J. Fredericks and Mr. Nicholson, III elected to take in shares of the Company’s common stock. Each of these directors received 2,876 shares, which was calculated based on the per share price of $10.43 on January, 25, 2011, the date the annual retainers for 2011 were paid.
(2)	Included in this total is the $12,500 pro-rated retainer which Mr. Guptill elected to take in shares of the Company’s common stock. He received 1,198 shares, which was calculated based on the per share price of $10.43 on January 25, 2011, the date the annual retainers for 2011 were paid.

In the table above:

•

when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2011, including annual retainer fees (some of which were taken in shares of common stock, as described above), Lakeland and Lakeland Bank committee and/or chairmanship fees and meeting fees;

•

the aggregate number of option awards outstanding at December 31, 2011 for each director other than Thomas J. Shara who was serving as a director on December 31, 2011 were: for Mr. Bohuny, 27,562 shares; for Mr. Bosma, 26,250 shares; for Ms. Deacon, 0 shares; for Mr. Flynn, 26,250 shares; for Mr. Mark Fredericks, 0 shares; for Ms. Hendershot, 30,387 shares; for Mr. McCracken, 30,387 shares; for Mr. Nicholson, 30,387 shares; for Mr. O’Dowd, 0 shares; for Mr. Tilton, 0 shares, and for Mr. Viall (who retired in January 2012), 30,387 shares;

•

when we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of each director’s accumulated benefit under all defined benefit and actuarial plans from the measurement date used for preparing our 2010 year-end financial statements to the measurement date used for preparing our 2011 year-end financial statements.

Our Directors’ Deferred Compensation Plan is our only defined benefit and actuarial plan in which directors participate. There were no above-market earnings on such deferred compensation in 2011; and

•

“All Other Compensation” includes for Mr. John W. Frederick’s, $37,500 additional compensation for services as Chairman of Lakeland, and for Ms. Deacon, $22,500 additional compensation for services as Chairman of Lakeland from the date she assumed the position.

During 2011, each director other than Thomas J. Shara received a fee of $2,000 for each meeting of Lakeland’s Board that he or she attended. In addition, each director, other than Mr. Shara, received a $30,000 retainer, with the exception of Messrs. John W. Fredericks and George H. Guptill, Jr., each of whom received a pro-rated retainer of $12,500, as both of these directors retired in May 2011. Each director, other than Mr. Shara, received committee fees for meetings attended. Members of the Lakeland Board committees (Compensation, ALCO, Nominating and Corporate Governance, Loan Review and Enterprise Risk) received $500 for each meeting attended, with the exception of the Audit Committee, whose members received $1,100 per meeting attended. Joseph P. O’Dowd received a $5,000 fee for serving as Chairman of the Audit Committee. Robert E. McCracken received $2,500 for service as Chairman of the Nominating and Corporate Governance Committee. Mary Ann Deacon and Janeth C. Hendershot each received $1,250 for serving as Chairman of the Compensation Committee in 2011. (Ms. Hendershot replaced Ms. Deacon as Chairman of the Compensation Committee when Ms. Deacon became Chairman of the Company.) Directors are also reimbursed for expenses for attending seminars and conferences that relate to continuing director and governance education. Each member of Lakeland’s Board was present for 75% or more of the aggregate of the total meetings of the Board and committees on which he or she served.

The Board of Directors of Lakeland Bank and the Company held combined meetings in 2011 and no additional fees were paid for attending the Lakeland Bank Board meetings. The Loan Committee of Lakeland Bank met, on average, twice a month in 2011. The fee for attending each Loan Committee meeting was $500 per meeting. Each director of Lakeland Investment Corp., a subsidiary of Lakeland Bank, received $575 as an annual fee.

The Board of Directors maintains the Directors’ Deferred Compensation Plan, which provides that any director having completed five years of service on Lakeland’s Board of Directors may retire and continue to be paid for a period of ten years at a rate ranging from $5,000 to $17,500 per annum, depending upon years of credited service. This plan is unfunded. In December 2008, the plan was amended to comply with Section 409A of the Internal Revenue Code, and to restrict further participation in the plan only to those eligible directors who became members of the Board on or before December 31, 2008. Despite serving as a director of the Company since April 2008, Mr. Shara elected not to participate in the Directors’ Deferred Compensation Plan.

Lakeland’s Equity Compensation Program provides for automatic option grants to directors who are not otherwise employed by Lakeland or its subsidiaries. Upon commencement of service, a non-employee director will receive a stock option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the grant date. Options granted to non-employee directors are exercisable in 20% annual installments beginning on the date of grant.

Compensation Committee Interlocks and Insider Participation

Lakeland’s Compensation Committee, which is currently comprised of Janeth C. Hendershot (Chairperson), Mark J. Fredericks, Robert B. Nicholson, III and Stephen R. Tilton, Sr., makes recommendations to the Board concerning compensation for Lakeland’s executive officers and directors.

Stephen R. Tilton, Sr., a director of Lakeland, is the Chairman and Chief Executive Officer of Fletcher Holdings, LLC, which owns a building in Little Falls, New Jersey in which Lakeland rents a branch office. During 2011, the Company paid $153,513 to Fletcher Holdings, LLC as rent and related expenses.

Mark J. Fredericks, a director, is the President of Fredericks Fuel & Heating Service in Oak Ridge, New Jersey. During 2011, Lakeland paid $154,804 for oil and related heating and air conditioning services for bank locations.

Bruce D. Bohuny, a director of Lakeland, owns a 10% membership interest in Lakeland Commons, LLC, a limited liability company which owned a building in Pompton Plains, New Jersey in which Lakeland rents a branch office. During 2011, the Company paid $125,863 to Lakeland Commons, LLC as rent and related expenses. Lakeland Commons, LLC sold the property to a third party not affiliated with the Company or its insiders in March 2012.

Robert B. Nicholson III, a director, is the President and Chief Executive Officer of Eastern Propane Corporation in Oak Ridge, New Jersey. The Company rents an administrative building and parking lot owed by Mr. Nicholson, and paid $93,276 in 2011 for rent and related expenses. Additionally, the company purchased fuel and related services from Eastern Propane and paid $32,747 for these services in 2011.

Lakeland Bank has made, and expects to make in the future, in the ordinary course of business, loans to directors, officers, principal shareholders and their associates. All loans to such persons were made, and will be made, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or Lakeland Bank.

Policies and Procedures Concerning Related Party Transactions

The Audit Committee of the Board of Directors has adopted written procedures governing related party transactions. The procedures provide that:

•	related party transactions that have been previously approved by the full Board of Directors will not be included in the transactions that are approved by the Audit Committee;

•	any single related party transaction up to $5,000 is automatically deemed to be pre-approved by the Audit Committee, which transactions are reviewed and approved at the next Audit Committee meeting;

•

either the Chairman or Vice Chairman of the Audit Committee is authorized to approve, prior to payment, related party transactions over $5,000 but not exceeding $10,000, and may override any previously approved transaction; and

•	related party transactions over $10,000 must be approved, prior to payment, by a majority of the members of the Audit Committee.

In general, the Audit Committee reviews related party transactions on a quarterly basis. By “related party transaction,” we mean a transaction between the Company or any of its subsidiaries, on the one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand.

Nominating and Corporate Governance Committee Matters

Nominating and Corporate Governance Committee Charter. The Board has adopted a Nominating and Corporate Governance Committee charter to govern such Committee. A copy of the current Nominating and Corporate Governance Committee’s charter was attached as Annex A to the 2010 proxy statement.

Independence of Nominating and Corporate Governance Committee Members. All members of the Nominating and Corporate Governance Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating and Corporate Governance Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating and Corporate Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•

must not serve as attorney for any other financial institution or bank or savings and loan holding company and must not be on the board of any other financial institution or bank or savings and loan holding company in the Company’s market area;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of Board membership;

•	must have a desire to ensure that the Company’s operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules and regulations;

•	must have a dedication to the representation of the best interests of the Company and all of its shareholders;

•	must have a reputation, in one or more of the communities serviced by Lakeland and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation and particularly, a bank holding company; and

•

must have experience, either as a member of the board of directors of another public or private corporation or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating and Corporate Governance Committee’s charter provides that there will be no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2012 Annual Meeting, the Nominating and Corporate Governance Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter. The Audit Committee performed its duties during 2011 under a written charter approved by the Board of Directors. A copy of the current Audit Committee Charter was attached as Annex B to the 2010 proxy statement.

Independence of Audit Committee Members. Lakeland’s Common Stock is listed on the NASDAQ Global Select Market and Lakeland is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2011:

(1) the Audit Committee reviewed and discussed the audited financial statements with Lakeland’s management;

(2) the Audit Committee discussed with Lakeland’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended by SAS 90;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Lakeland’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Lakeland’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2011 annual report on Form 10-K.

By:	The Audit Committee of the Board of Directors:

Joseph P. O’Dowd, Chairman

Brian Flynn

Robert McCracken

Roger Bosma (appointed to Audit Committee in March 2012)

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to Lakeland by Grant Thornton for the audit of the financial statements included in Lakeland’s Annual Reports on Form 10-K, reviews of the financial statements included in Lakeland’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, for the years ended December 31, 2010 and 2011 totaled approximately $372,950 and $407,450, respectively.

Audit-Related Fees. Lakeland was billed $0 and $0 by Grant Thornton for the years ended December 31, 2010 and 2011, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above, such as the audit of employee benefit plans.

Tax Fees. Lakeland was billed an aggregate of $132,180 and $187,482 by Grant Thornton for the fiscal years ended December 31, 2010 and 2011, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. Lakeland was billed an aggregate of $0 and $0 by Grant Thornton for the fiscal years ended December 31, 2010 and 2011, respectively.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of Lakeland’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by Lakeland’s outside auditors even if they are not pre-approved. Lakeland has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Code of Ethics

Lakeland is required to disclose whether it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Lakeland has adopted such a code of ethics and has posted a copy of the code on its internet website at the internet address: http://www.lakelandbank.com. Copies of the code may be obtained free of charge from the Company’s website at the above internet address.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Lakeland’s Chairman of the Board and should be sent to such individual c/o Lakeland Bank, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman’s receipt of such a communication, Lakeland’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend Lakeland’s annual meeting of shareholders. Each of the members of the Board attended the Company’s 2011 annual meeting of shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above. Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

In addition, in accordance with U.S. Treasury regulations applicable to participants in the TARP Capital Purchase Program (in which the Company participated during 2011), the Compensation Committee of the Company’s Board of Directors certifies that:

(1) It has reviewed with Senior Risk Officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.

(2) It has reviewed with Senior Risk Officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks that the plans pose to the Company.

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage manipulation of reported earnings of the Company to enhance the compensation of any employee.

The compensation of the Company’s SEOs consists of salary payments, performance-based incentive compensation and participation in the Company’s 2009 Equity Compensation Program. These components of compensation are incentive-based. The Company’s SEOs also participate in the Company’s 401(k) plan, medical insurance and life insurance plans and various retirement and pension plans, as well as the Company’s Profit Sharing Plan. The Compensation Committee met with the Company’s Senior Risk Officers in March and September, 2011 to review these plans, and reached the following conclusions:

•

The Company’s 401(k), retirement, pension and insurance plans do not encourage SEOs or other employees participating in those plans to take unnecessary and excessive risks because those plans are not incentive based and are not tied to the Company’s financial performance.

•

Salaries paid to the SEOs do not encourage the SEOs to take unnecessary and excessive risks because salaries are generally established by the Compensation Committee without regard to financial measures and with an emphasis on the safety and soundness of the Company and Lakeland Bank.

•

Participation in the performance-based bonus program, which currently is administered through restricted stock awards under the 2009 Equity Compensation Program, does not encourage the SEOs to take unnecessary and excessive risks because the award of a bonus is based on the achievement of both Company and individual performance targets, many of which are qualitative in nature.

•

Each of the SEOs, as well as each employee that was determined to be a “most highly compensation employee” under the Emergency Economic Stabilization Act of 2008, agreed to contractual “clawback” provisions that allows us to recover all or part of a cash or non-cash incentive award within three years after it is made in certain cases of inaccurate financial statement information that resulted in a restatement of the Company’s financial statements.

Our employees who are not SEOs participate in employee compensation plans which include the Profit Sharing Plan, investment, retail banking, residential lending and leasing plans, under which the participating Lakeland Bank employees in these different areas may earn incentive compensation based on performance.

The Company’s Senior Risk Officers reviewed all of these plans, and then discussed them with the Compensation Committee. The Senior Risk Officers and the Compensation Committee concluded that none of them, either individually or as a group, presented any material threat to the Company’s earnings or capital, encouraged taking undue or excessive risks or encouraged manipulation of financial data in order to obtain or increase the size of an award. In addition to the factors described above, this conclusion was based on the fact that the Company’s internal controls are designed to prevent such manipulation.

Janeth C. Hendershot (Chairman)

Mark J. Fredericks

Robert B. Nicholson, III

Stephen R. Tilton, Sr.

Other Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the current charter of the Compensation Committee was attached to the 2010 proxy statement as Annex C.

Authority, Processes and Procedures. Our Compensation Committee is responsible for administering our employee benefit plans, for establishing and recommending to the Board the compensation of our President and Chief Executive Officer and for reviewing and recommending to the Board for approval the compensation programs covering our other executive officers. Our Compensation Committee also establishes policies and monitors compensation for our employees in general. While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff members. Mr. Shara (our President and Chief Executive Officer) participated in Committee deliberations regarding the compensation of other executive officers, but did not participate in deliberations regarding his own compensation. The Compensation Committee also has the authority to hire compensation consultants to assist it in carrying out its duties.

Consultants. During our fiscal year ended December 31, 2011, the Compensation Committee did not retain any compensation consultants.

PROPOSAL 2

RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

Action will be taken at the Annual Meeting to ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012. Grant Thornton LLP became the independent accountants of Lakeland beginning with the financial statements for the quarter ended March 31, 1999. The Company has been advised by Grant Thornton LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company. We are asking our shareholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board considers the selection of the independent registered accounting firm to be an important matter of shareholder concern and is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate practice.

Approval of the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012 will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the outcome of the voting.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC rules issued thereunder require shareholders of public companies to vote, on an advisory basis, to approve executive compensation as disclosed in the proxy statement.

Accordingly, the Company’s shareholders are being asked to approve the compensation of Lakeland’s executives as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Shareholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

The proposal set forth below, which is advisory and will not bind the Board, gives Lakeland’s shareholders the opportunity to vote on the compensation of Lakeland’s executives.

Upon the recommendation of the Board of Directors, Lakeland asks shareholders to consider the following resolution:

“Resolved, that the shareholders of Lakeland Bancorp, Inc. approve the compensation of Lakeland’s executives, as described in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures.”

Vote Required; Effect

Approval of the Company’s executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s compensation of executives is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” Proposal 3.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC rules issued thereunder require shareholders of public companies to vote, on an advisory basis, on how often the Company should include in its proxy materials the advisory vote on executive compensation described in Proposal 3. While the Company participated in the TARP Capital Purchase Program, it was required to have annual shareholder votes on executive compensation. As the Company is no longer a participant in the Capital Purchase Program, annual votes are no longer required although, as described below, the Board of Directors is recommending annual votes.

The advisory vote on executive compensation described in Proposal 3 above is referred to as a “Say-on-Pay” vote. This Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a Say-on-Pay vote in its proxy materials in the future. Under this Proposal 4, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years.

Frequency of Say on Pay Votes

The Board of Directors believes that its Say-on-Pay vote should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the executive compensation program, values the opinions expressed by shareholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

The Board of Directors believes an advisory vote to approve our executive officer compensation should occur annually and recommends a vote FOR the following resolution:

“RESOLVED, that future annual shareholder advisory votes regarding the compensation paid to the Company’s named executive officers is APPROVED.”

Vote Required; Effect

With respect to Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis. With respect to Proposal 4, only those votes cast (for annual votes, votes every two years or votes every three years) will be included. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote. As indicated above, the Board is recommending that shareholders vote for annual advisory votes to approve executive compensation.

The Board of Directors recommends a vote “FOR” Proposal 4.

INDEPENDENT ACCOUNTANTS

Relationship with Independent Accountants. Grant Thornton LLP, which became the independent accountants of Lakeland beginning with the financial statements for the quarter ended March 31, 1999, were the Company’s independent accountants in 2011, and have been engaged as the Company’s independent accountants for 2012. See Proposal 2. It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting and will be available to answer questions.

OTHER MATTERS

Management is not aware of any other business to be brought up at the meeting for action by shareholders at such meeting other than the matters described in the notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known to management at the time of printing hereof and which may come properly before the meeting.

SHAREHOLDER PROPOSALS

If a Lakeland shareholder intends to present a proposal at Lakeland’s 2013 annual meeting of shareholders, the proposal must be received by Lakeland at its principal executive offices not later than December 10, 2012 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by February 23, 2013 in order for the proposal to be considered at Lakeland’s 2013 annual meeting of shareholders (but not included in the proxy statement or form of proxy for such meeting). Any shareholder proposal which is received after those dates or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting. For a description of procedures for nominations to be submitted by shareholders, see “Nominating and Corporate Governance Committee Matters.”

By Order of the Board of Directors:

Timothy J. Matteson

Secretary

A copy of Lakeland Bancorp, Inc.’s annual report for the year ended December 31, 2011, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of Lakeland Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Mr. Harry Cooper, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

May 9, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2012:

The proxy statement and our 2011 annual report

are available at www.lakelandbank.com

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢ 20430030040000001000 6	050912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF FOUR DIRECTOR NOMINEES (each for a 3 year term):					FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES O Bruce D. Bohuny O Mary Ann Deacon O Joseph P. O’Dowd O Brian Flynn		2. TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. (The Board of Directors recommend a vote “FOR” this proposal)		☐	☐	☐
					FOR	AGAINST	ABSTAIN

3.   TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

(The Board of Directors recommend a vote “FOR” this proposal)

					☐	☐	☐
				Every year	Every 2 years	Every 3 years	ABSTAIN
			4. TO VOTE, ON AN ADVISORY BASIS, ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			(The Board of Directors recommend a vote for “Every Year” on this proposal)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (If no direction is made, this proxy will be voted “FOR” the election of the four nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP, “FOR” the non-binding approval of the compensation of the Company’s named executive officers and, with respect to Proposal 4, in favor of the Company holding an annual advisory vote on executive compensation.)

Please mark here if you plan to attend the meeting.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

May 9, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2012:

The proxy statement and our 2011 annual report

are available at www.lakelandbank.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20430030040000001000 6	050912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF FOUR DIRECTOR NOMINEES (each for a 3 year term):					FOR	AGAINST	ABSTAIN
			2. RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. (The Board of Directors recommend a vote “FOR” this proposal)		☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY	NOMINEES: O Bruce D. Bohuny O Mary Ann Deacon O Joseph P. O’Dowd O Brian Flynn				FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

3.   TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

(The Board of Directors recommend a vote “FOR” this proposal)

					☐	☐	☐
				Every year	Every 2 years	Every 3 years	ABSTAIN
			4. TO VOTE, ON AN ADVISORY BASIS, ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐
(The Board of Directors recommend a vote for “Every Year” on this proposal)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (If no direction is made, this proxy will be voted “FOR” the election of the four nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP, “FOR” the non-binding approval of the compensation of the Company’s named executive officers and, with respect to Proposal 4, in favor of the Company holding an annual advisory vote on executive compensation.

Please mark here if you plan to attend the meeting.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

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LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2012

The undersigned hereby appoints Thomas J. Shara and Timothy J. Matteson, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Lakeland Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Chalet, 1377 Route 23 South, Wayne, New Jersey 07470 on Wednesday, May 9, 2012 at 5:00 p.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

(Continued and to be signed and dated on the reverse side.)

¢	14475 ¢